Exhibit 10.1

SEVENTH AMENDMENT TO EMPLOYMENT AGREEMENT

This Seventh Amendment to Employment Agreement is made and entered into as of March 1, 2007, by and between PriceSmart, Inc., a Delaware Corporation (“Employer”) and John Hildebrandt (“Executive”).

Recitals

A)	On June 1, 2001 an Employment Agreement was made and entered into by and between Employer and Executive.

B)	Said Employment Agreement has been amended on six prior occasions;

C)	Employer and Executive now desire to further amend the Employment Agreement, as set forth hereinbelow:

Agreement

1.	Section 3.1 of the Agreement which provides:

3.1 Term. The term of Executive’s employment hereunder shall commence on June 1, 2001 and shall continue until March 31, 2007 unless sooner terminated or extended as hereinafter provided.

is hereby amended, effective March 1, 2007, to provide as follows:

3.1 Term. The term of Executive’s employment hereunder shall commence on June 1, 2001 and shall continue until March 31, 2008 unless sooner terminated or extended as hereinafter provided.

2.	All other terms of the Employment Agreement, as amended, shall remain unaltered and fully effective.

Executed in San Diego, California, as of the date first written above.

EXECUTIVE	EMPLOYER

PRICESMART, INC.

/s/ JOHN HILDEBRANDT	By:	/s/ JOSE LUIS LAPARTE
John Hildebrandt	Name:	Jose Luis Laparte
	Its:	President